October 10, 2000



Board of Directors
E-xact Transactions Ltd.
143 Union Blvd., Suite 850
P.O. Box 38
Lakewood, Colorado  80228

        Re: Sale of Common Stock Pursuant to Registration Statement on Form S-8 Covering E-xact Transactions Ltd. Stock Option Plan

Ladies and Gentlemen:

        We have acted as counsel to E-xact Transactions Ltd., a Delaware corporation, (the "Company") in connection with the registration pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of 1,510,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), issuable upon exercise of options or awards that have been or may be granted under the E-xact Transactions Ltd. Stock Option Plan (the "Plan"). The 1,510,000 shares of Common Stock being registered under the Registration Statement are referred to herein as the "Shares." This opinion is delivered to you pursuant to Item 601 (b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

        The following opinion is limited solely to applicable federal law of the United States of America and the corporate law of the State of Delaware.

        Subject to the limitations set forth herein, we are of the opinion that the Shares, when issued and paid for (with the consideration received by the Company being not less than the par value thereof) in accordance with the Plan and any agreement applicable to the Shares, will be validly issued, fully paid, and non-assessable.

        The opinion expressed herein is solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without our prior written consent.


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Board of Directors
E-xact Transactions Ltd.
October 10, 2000
Page 2



        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the registration of the Shares, as amended from time to time, as the attorneys who will pass upon legal matters in connection with the issuance of the Shares, and to the filing of this opinion as an exhibit to the aforesaid Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules of the Securities and Exchange Commission.

                                               Very truly yours,

                                               /s/ DAVIS GRAHAM & STUBBS LLP

                                               DAVIS GRAHAM & STUBBS LLP